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                                                                       EXHIBIT 1


                  THE WENDT-BRISTOL HEALTH SERVICES CORPORATION
            5.5% CONVERTIBLE SUBORDINATED BOND DUE DECEMBER 30, 2001

                                    ARTICLE I

                     PROMISE TO PAY; INTEREST; PAYMENT TERMS
                     ---------------------------------------

         1.1 FOR VALUE RECEIVED, The Wendt-Bristol Health Services Corporation (the "Company"), a Delaware corporation, promises to pay to Societe Generale Bank & Trust (the "Holder") or registered assigns, the sum of One Million Dollars (US$1,000,000), and promises to pay interest on the principal amount of this Bond at the rate of 5.5% per annum from the issuance date hereof until paid. The Company will pay interest quarterly on March 31, June 30, September 30 and December 31 of each year, commencing on March 31, 1997, and at maturity. Interest will be computed on the basis of a 360-day year of twelve 30-day months. If not sooner paid or converted in accordance with the terms hereof, the principal of this Bond shall be due and payable on December 30, 2001. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts at The Wendt-Bristol Health Services Corporation, Two Nationwide Plaza, 280 North High Street, Suite 760, Columbus, Ohio, 43215, U.S.A. The Company, however, may pay principal and interest by its check payable in such money.

         1.2 In no event shall the interest rate exceed the maximum rate allowed by law; any interest payment which would for any reason be deemed unlawful under applicable law shall be applied to principal.

         1.3 The Company may at any time prepay this Note, in whole or in part, without premium or penalty.

         1.4 BOTH THE SECURITIES UNDERLYING THIS BOND AND THE BOND ITSELF HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). THE HOLDER OF THIS BOND PRIOR TO FEBRUARY 2, 1997 CAN RESELL THIS BOND ONLY IF REGISTERED UNDER THE ACT, PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, OR IN TRANSACTIONS EFFECTED IN ACCORDANCE WITH THE PROVISIONS OF RULE 904 OF REGULATION S ADOPTED UNDER THE ACT. THE WARRANT MAY NOT BE EXERCISED AND CONVERTED INTO THE UNDERLYING SECURITIES UNLESS THE PERSON EXERCISING THE WARRANT PROVIDES WRITTEN CERTIFICATION THAT HE, SHE OR IT IS NOT A "U.S. PERSON" OR EXERCISING THE WARRANT ON BEHALF OF A "U.S. PERSON" AS THAT TERM IS DEFINED UNDER RULE 902 OF REGULATION S ADOPTED UNDER THE ACT OR

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PROVIDES WRITTEN OPINION OF COUNSEL TO THE EFFECT THAT THE WARRANT AND THE
SECURITIES DELIVERED UPON EXERCISE HAVE BEEN REGISTERED UNDER THE ACT OR ARE EXEMPT FROM REGISTRATION UNDER THE ACT.

         Additional provisions of this Bond are set forth on the reverse side of this Bond.

                                       THE WENDT-BRISTOL HEALTH SERVICES
                                       CORPORATION , a Delaware corporation

                                       By: /s/ Marvin D. Kantor
                                          ----------------------------------
                                       Name: Marvin D. Kantor
                                       Title: Chairman


Issue Date:  December 23, 1996

         1.5 The Company shall keep at its office a register in which the Company shall provide for the registration of the Bond and for the registration of transfer and exchange of this Bond. The holder of this Bond may, either in person or by duly authorized attorney, surrender the same for registration of transfer or exchange at the office of the Company and, without expense to the Holder (except for taxes or governmental charges imposed in connection therewith), receive in exchange therefor, a Bond in such denomination or denominations as the Holder may request, dated as of the date to which interest has been paid on the Bond so surrendered for transfer or exchange, for the same aggregate principal amount as the then unpaid principal amount of the Bond so surrendered for transfer or exchange, and registered in the name of such person or persons as may be designed by the Holder. Each Bond presented or surrendered for registration of transfer or exchange shall be duly endorsed, or shall be accompanied by a written instrument of transfer, satisfactory in form to the Company, duly executed by the Holder of this Bond so made and delivered in exchange for this Bond shall in all other respects be in the same form and have the same terms as this Bond. No transfer or exchange of this Bond shall be valid unless made in the foregoing manner at such office in compliance with the requirements of Regulation S adopted under the Act.

                                   ARTICLE II

                                  SUBORDINATION
                                  -------------

         2.1 As used in this Bond, the term "Senior Indebtedness" shall mean, at any date, without duplication, (i) all obligations of the Company for borrowed money, (ii) all obligations of the Company evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of the Company to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of the Company as lessee which are capitalized in accordance with generally accepted accounted principles as followed in the United States of America, (v) all non-contingent

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obligations and contingent obligations of the Company to reimburse any bank or other entity or institution in respect of amounts paid under a letter of credit or similar instrument, (vi) all indebtedness secured by a lien on any asset of the Company, whether or not such indebtedness is otherwise an obligation of the Company, (vii) all indebtedness of others guaranteed by the Company, and (viii) any and all renewals or extensions of any indebtedness described in the foregoing clauses.

         2.2 The Company covenants and agrees and the Holder, by acceptance hereof, covenants and agrees, expressly for the benefit of the present and future holders of Senior Indebtedness, that the payment of the principal of and interest on this Bond is expressly subordinated in right of payment to the payment in full of principal of and interest on all Senior Indebtedness of the Company in the circumstances described below in accordance with the provisions of this Article II:

                  (a) Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, all principal thereof and interest thereon shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holders of such Senior Indebtedness, before any payment is made on account of the principal of or interest on this Bond;

                  (b) Upon the happening of any default in payment of the principal of or interest on any Senior Indebtedness, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company with respect to this Bond; or

                  (c) Upon any terminating liquidation of assets of the Company, upon the occurrence of any dissolution, winding up, liquidation, whether or not in bankruptcy, insolvency, or receivership proceedings of the Company, the Company shall not pay thereafter, and the Holder of this Bond shall not be entitled to receive thereafter, any amount in respect of the principal of and interest on this Bond unless and until all of the Senior Indebtedness shall have been paid or otherwise discharged in full. Upon any such dissolution, winding up, liquidation or proceedings, any payment or distribution of assets of the Company, whether in cash, property or securities, to which the Holder of this Bond would be entitled, except for the provisions hereof, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness, or their representative or representatives, ratable according to the aggregate amounts remaining unpaid on Senior Indebtedness held or represented by each, to the extent necessary to pay said Senior Indebtedness after giving effect to any concurrent payment or distribution by the Company to or for the holders of the Senior Indebtedness.

         2.3 In the event that, notwithstanding the provisions of Section 2.2, the Company shall make any payment to the Holder on account of the principal of or interest on this Bond which should not have been paid to the Holder of this Bond, such payment shall be held by the Holder for the benefit of the holders of the Senior Indebtedness and such payment

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shall be repaid and redelivered to the Company in order to pay such amounts to the holders of the Senior Indebtedness to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution by the Company to or for the holders of the Senior Indebtedness.

         2.4 It is understood that the provisions of this Article II captioned "Subordination" are, and are intended to be, solely for the purpose of defining the relative rights of the Holder of this Bond on the one hand and the holders of the Senior Indebtedness of the Company on the other hand. Nothing contained in this Article II or elsewhere in this Bond shall or is intended to impair, as between the Company, its creditors, other than the holders of Senior Indebtedness, and the Holder of this Bond, the unconditional and absolute obligation of the Company to pay the Holder of this Bond the principal of and interest on this Bond as and when the same shall become due and payable in accordance with its terms or affect the relative rights of the Holder of this Bond and the creditors of the Company, other than the holders of such Senior Indebtedness; nor shall anything herein prevent the Holder of this Bond from exercising all remedies otherwise permitted by applicable law upon default under this Bond, subject to the rights, if any, of the holders of Senior Indebtedness in respect to cash, property or securities of the Company received upon the exercise of any such remedy. The subordination herein provided applies to payments or distributions by the Company only and shall not affect the right of the Holder to collect and retain payment from any co-obligor, guarantor or surety. Upon any payment or distribution of assets of the Company referred to in this Article II, the Holder of this Bond shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or proceedings are pending, or upon a certificate of the liquidating trustee or agent or other person making any distribution to the Holder of this Bond, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amounts thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article II.

         2.5 No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holders, or by any noncompliance by the Company with the terms of this Bond, regardless of any knowledge thereof which any such holders may have or be otherwise charged with.

                                   ARTICLE III

                         CONVERSION AND PURCHASE RIGHTS
                         ------------------------------

         3.1 The Holder of this Bond shall have the right (the "Conversion Right") from and after February 2, 1997 and then at any time or times on or prior to December 30, 2001, to convert any portion of the principal amount of this Bond into fully paid and nonassessable shares of common stock (the "Common Stock") of the Company at the

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conversion ratio of two dollars (U.S. $2.00) of principal of this Bond for one share of the Common Stock (the "Conversion Price"), provided, however, that each exercise of the Conversion Right shall be with respect to no less than One Hundred Thousand Dollars ($100,000.00) of principal.

         3.2 The Conversion Price and number of shares to be issued upon exercise of the Conversion Right determined pursuant to Section 3.1 shall be subject to adjustment from time to time upon the happening of the following events while the Conversion Right remains outstanding:

                  (a) If, at any time after the issuance date of this Bond and while the Conversion Right remains outstanding, there shall be a merger or consolidation of the Company with or into another corporation, or the liquidation of the Company, then, as part of such merger, consolidation or liquidation, lawful provision shall be made so that the Holder shall thereafter be entitled to receive on the exercise of the Conversion Right the number of shares of stock, other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation, to which the Holder would have been entitled on such merger, consolidation or liquidation as if the Conversion Right had been exercised immediately before such merger, consolidation or liquidation. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of the Conversion Right with respect to the rights and interest of the Holder after the merger, consolidation or liquidation so that the provisions of the Conversion Right shall be applicable after such event, as near as reasonably may be, in relation to any shares, other securities or property deliverable after such event on the exercise of the Conversion Right.

                  (b) In case at any time after the issuance date of this Bond and while the Conversion Right remains outstanding, the shareholders of the Company shall have received or shall have become entitled to receive, without payment therefor:

                  (i) additional stock, other securities or property (other than cash) by way of dividend,

                  (ii) any cash (excluding cash dividends payable solely out of earnings or surplus of the Company), or

                  (iii) additional stock, other securities or property
                        (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement;

other than as provided for in Section 3.2(a) or other than additional shares of Common Stock issued as a stock dividend or in a stock-split as provided for in
Section 3.2(c), then, and in each such case, the Conversion Price shall be reduced by the fair market value (as determined in good faith by the Company's Board of Directors) of the portion of such stock, securities and property (including cash) applicable to one share of Common Stock on the

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record date fixed for determination of shareholders eligible to receive such items or, in the absence of a record date, the date of distribution of such items.

                  (c) In case the Company shall at any time after the issuance date of this Bond and while the Conversion Right remains outstanding (i) declare or pay any dividend on outstanding shares of Common Stock payable in Common Stock, (ii) effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend of its Common Stock) or (iii) combine or consolidate the outstanding shares of Common Stock into a lesser number of shares of Common Stock, by reclassification or otherwise, then, and in each such case, the Conversion Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number of such shares of Common Stock subject to the Conversion Right on such date, shall be proportionately adjusted so that the Holder shall be entitled to receive the aggregate number of shares of Common Stock which, if the Conversion Right had been exercised immediately prior to such date at the Conversion Price then in effect, the Holder would have owned upon the exercise and been entitled to receive upon such dividend, subdivision, combination or reclassification.

         3.3 No fractional shares of Common Stock will be issued in connection with any exercise of the Conversion Right hereunder but in lieu of such fractional shares, the Company shall make a cash payment therefor upon the basis of the Conversion Price then in effect.

         3.4 The Company covenants that during the period the Conversion Right exists, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of the Conversion Right of the Holder under this Bond. The Company agrees that its issuance of this Bond shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of the Conversion Right of the Holder under this Bond.

         3.5 This Bond may be converted by the Holder in whole or in part, subject to the minimum requirements set forth in Section 3.1 above, by the surrender of this Bond at the principal office of the Company at its address and in the manner set forth above in Section 4.5. In order to exercise the Conversion Right, the Holder must communicate the intent to exercise the Conversion Right to the President of the Company. The Holder must certify that he/she/it is not a "U.S. person" as defined in Section 203.902(o) of Regulation S nor purchasing the Common Stock on behalf of a "U.S. person" or must present the written opinion of counsel to the effect that the Bond and the Common Stock have been registered under the Securities Act of 1933 or are exempt from registration thereunder. Upon partial exercise of the Conversion Right, a new Bond containing the same issuance date and provisions of this Bond shall be issued by the Company to the Holder for the remaining principal balance and the number of shares of Common Stock with respect to which this Bond shall not have been converted.


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         3.6 Prior to the exercise of the Conversion Right, the Holder shall not be entitled to any rights of a stockholder of the Company, including without limitation the right to vote, to receive dividends or other distributions or to exercise any pre-emptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

                                   ARTICLE IV

                        DEFAULT; REMEDIES; MISCELLANEOUS
                        --------------------------------

         4.1 If the Company fails to pay any amount payable under this Bond within 30 days after the Company receives written notice thereof from the Holder setting forth such failure and demanding payment, the Lender may immediately exercise any right, power or remedy permitted to the Lender by law or agreement.

         4.2 A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under this Bond or for any claim based on, or in respect or by reason of, such obligations or their creation. The Holder by accepting this Bond waives and releases all such liability. The waiver and release are part of the consideration of the issuance of this Bond.

         4.3 This Bond is a general unsecured obligation of the Company limited to the principal amount and accrued interest thereon.

         4.4 This Bond shall be governed by the laws of the State of Ohio (U.S.A). This Bond embodies the entire agreement between the Company and the Holder regarding the terms of the loan evidenced by this Bond, and supersedes all oral statements and prior writings relating to that loan.

         4.5 All notices, certificates, requests or other communications hereunder shall be in writing and shall be deemed to be sufficiently given when mailed by registered or certified mail, postage prepaid, and addressed to the appropriate party at its address set forth below. The Company or the Holder may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent.

         If to the Company       The Wendt-Bristol Health Services Corporation
                                 Two Nationwide Plaza
                                 280 North High Street, Suite 760
                                 Columbus, Ohio, 43215
                                 U.S.A.
                                 Attn:  President


                  --------------------------------------------

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